Vantage Health Announces Appointment of New Chief Executive Officer

CAPE TOWN, South Africa, Feb. 7, 2012 /PRNewswire via COMTEX/ -- Vantage Health (OTC:BB - ticker symbol VNTH), ("Vantage", "Company"), announced today that it has appointed Mr. John A. Harris as a Director and Officer of the Company. Mr. Harris will assume the role of Chief Executive Officer. The current Chairman and Chief Executive, Dr. Lisa Ramakrishnan, will relinquish the role of Chief Executive, but maintain the title of Chairman. The appointments take effect immediately. Mr. Harris, an American citizen, earned a degree in Journalism from University of Florida, and a Masters degree in Communication Management from the Annenberg School for Communication. He is 51 years of age, and has seventeen years of innovation and excellence as chief executive of organizations marketing health products in Africa. Most recently, he was the Country Director for DKT International in South Africa. Mr. Harris will be based in Cape Town and Dar es Salaam, Tanzania.

Dr. Lisa Ramakrishnan, President and Chairman of Vantage Health, noted: "As a result of the recent and positive change in the dynamics of the Company, and the resultant rapid growth in revenue, the priorities now must include the focus on internal operations and systems, deliverables and overall execution, alongside the continued push to develop the Vantage brand in other African countries. John Harris has a strong history of disciplined management, backed by his extensive experience in the African healthcare space. While it is now my intention to continue to focus on building the Company's relationships in the sub Saharan region, John will work to consolidate our progress so far, and to ensure that the Company's subsidiary operations remain streamlined and efficient, while improving operating margins and economies of scale."

Mr. John Harris added: "I have been very impressed with Vantage's progress to date. This is a company that began with a concept, and in my opinion, has already established itself as a competitive force in the African healthcare arena. I consider it a great honor to be selected as the Company's new CEO, and look forward to driving the Vantage agenda in Africa alongside Dr. Ramakrishnan, and creating wealth for the Company and its shareholders."

About Vantage Health

Vantage Health is an African based health care products and medical consumables supply company focused on building its core supply business through government and local partnerships, and alleviating the burden of HIV/AIDS and disease on the African continent. The company currently has two subsidiaries, Moxisign (PTY) Ltd., a South African entity 49% owned by Kopano Ke Matla Investment Company, the investment arm of the Congress of South African Trade Unions ("COSATU"), and Vantage Health Tanzania Limited, 49% owned by Tanzanian investors. Vantage Health intends to create a healthcare company with a dominant presence in sub Saharan Africa in the pharmaceutical/medical supply and manufacturing sectors, as well as the construction of hospitals, maternal obstetric units, and clinics.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks, uncertainties and assumptions that, if they never materialize or if they prove incorrect, could cause the Company's results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of earnings, revenue, or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new products, services or developments, any statements regarding future economic conditions or performance, statements of belief and any statements of assumptions underlying any of the foregoing. These statements are based on expectations as of the date of this press release. Actual results may differ materially from those projected because of a number of risks and uncertainties, including those detailed from time to time in the Company's reports filed with the Securities and Exchange Commission. The Company assumes no obligations and does not intend to update these forward-looking statements.

Vantage Health is a US company (OTC:BB - ticker symbol VNTH) recently incorporated and public since February 2011 with the goal of providing healthcare related products and services in sub Saharan Africa.

For more information about Vantage Health, please contact:Dr. Lisa Ramakrishnan / Karen SylvesterTel: +27 (0) 21 813 6863Fax: +27 (0) 86 604 7593ceo@vantagehealth.co.zawww.vantagehealthgroup.com

SOURCE Vantage Health

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KEYWORD: South Africa

INDUSTRY KEYWORD:

HEA

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SUBJECT CODE: PER

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